UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2019

Cloracks Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-1590559	46-1426042
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3311 S. Rainbow Blvd, Suite 139

Las Vegas, Nevada 89146

(Address of Principal Executive Offices)

72-581-4063

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction

A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On May 6, 2019 Sadler Gibb & Associates, LLC (“Former Auditor”) resigned as the independent registered accountant of Cloracks Corporation (the “Company”).

Pursuant to applicable rules, the Company makes the following additional disclosures:

(a) the Former Auditor’ reports on the consolidated financial statements of the Company as at and for the fiscal years ended October 31, 2017 and 2016 (i) did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern and (ii) did not contain any “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that as set forth in its Form 10-K for each of fiscal years ended October 31, 2017 and 2016.

(b) During the fiscal years ended October 31, 2017 and 2016 there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the Former Auditor’s satisfaction would have caused it to make reference thereto in connection with the Former Auditor’s reports on the financial statements for such years. During the fiscal years ended October 31, 2017 and 2016 there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

On May 31, 2019 the Company provided Former Auditor with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of the letter from the Former Auditor dated May 31, 2019 is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 16.1	Letter from Sadler Gibb and Associates, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

Cloracks Corporation

By:	/s/ Maria Luisa C. Dayson
Maria Luisa C. Dayson
Chief Executive Officer (Principal Executive Officer)

Date: May 31, 2019

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